Exhibit (d)(9)

     AMENDMENT NO. 2 DATED AS OF DECEMBER 13, 2007 TO THE HIGHMARK LARGE CAP
          VALUE FUND SUB-ADVISORY AGREEMENT DATED AS OF MARCH 28, 2003


         WHEREAS, HIGHMARK CAPITAL MANAGEMENT, INC., a California corporation (the "Adviser"), and ARONSON+JOHNSON+ORTIZ, LP, a Delaware limited partnership (the "Sub-Adviser"), entered into a Sub-Advisory Agreement dated as of March 28, 2003 (the "Sub-Advisory Agreement"); and

         WHEREAS, the Adviser and the Sub-Adviser (collectively, the "Parties") desire to amend the Sub-Advisory Agreement as provided herein;

         NOW, THEREFORE, the Parties hereby agree as follows:

     1. AMENDMENT TO SECTION 15 OF THE SUB-ADVISORY AGREEMENT. Effective as of December 13, 2007, Section 15 is amended to reflect the following changes of address:


     "15. NOTICES. Any notices, advise or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below:

                  TO ADVISER AT:
                  HighMark Capital Management, Inc.
                  350 California Street, Suite 1600
                  San Francisco, CA 94104
                  Attention: President & CEO

                  TO THE SUB-ADVISER AT:
                  ARONSON+JOHNSON+ORTIZ, LP
                  230 South Broad Street, Twentieth Floor
                  Philadelphia, PA 19102
                  Attention: Theodore R. Aronson, Managing Principal

                  TO THE TRUST OR THE FUND AT:
                  HighMark Funds
                  c/o HighMark Capital Management
                  350 California Street, Suite 1600
                  San Francisco, CA 94104
                  Attention: Vice President, HighMark Funds Administration"



     2. DEFINED TERMS: CONFIRMATION OF OTHER TERMS OF THE SUB-ADVISORY AGREEMENT. Any capitalized terms used herein and not defined herein shall have the meaning assigned to it in the Sub-Advisory Agreement. The Sub-Advisory Agreement, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.



[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]






IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of January 2, 2008.


                                              HIGHMARK CAPITAL MANAGEMENT, INC.


                                              By:  /s/ Pamela O'Donnell
                                                   --------------------
                                                   Name:  Pamela O'Donnell
                                                   Title: Vice President


                                              ARONSON+JOHNSON+ORTIZ, LP


                                              By:  /s/ Theodore R. Aronson
                                                   -----------------------
                                                   Name:  Theodore R. Aronson
                                                   Title: Managing Principal